Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

VeriSign, Inc.:

We consent to the use of our report dated July 12, 2007, except for notes 2 and 4 which are as of November 2, 2007, with respect to the consolidated balance sheets of VeriSign, Inc. and subsidiaries (the Company) as of December 31, 2006 and 2005, and the related consolidated statements of income, stockholders’ equity, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2006, which report appears on Form 8-K of VeriSign, Inc. dated November 2, 2007, and of our report dated July 12, 2007 with respect to management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, which report appears in the December 31, 2006 annual report on Form 10-K of VeriSign, Inc., incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

Our report dated July 12, 2007, except for notes 2 and 4 which are as of November 2, 2007, contains an explanatory note that refers to the Company’s adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, effective January 1, 2006.

Our report dated July 12, 2007, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006, expresses our opinion that VeriSign, Inc. did not maintain effective internal control over financial reporting as of December 31, 2006, because of the effect of a material weakness related to the Company’s stock administration policies and practices and contains an explanatory paragraph that states that the material weakness was comprised of the following control deficiencies: (1) failure to consistently implement and apply policies and procedures related to the approval of equity-based grants to executive officers, retention grants and grants made in connection with new hires, promotions, and annual performance reviews; (2) lack of complete and timely reconciliation of grants and cancellations from the Company’s stock administration database to its financial reporting systems; lack of consistent reconciliation of grant dates in the system of record to supporting documentation; (3) inadequate supervision and training of personnel involved with the equity-based grant processes; and (4) lack of effective coordination and communication among the Human Resources Department, Accounting Department and Legal Department in connection with the administration of equity-based grants. The control deficiencies resulted in more than a remote likelihood that a material misstatement of the Company’s annual or interim financial statements would not be prevented or detected. A material weakness comprised of similar control deficiencies to those noted above resulted in material errors to, and the restatement of, the 2005 and 2004 annual consolidated financial statements and the condensed consolidated financial statements for the interim periods in 2005 and for the interim period ended March 31, 2006.

Our report on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006, contains an explanatory paragraph that states the Company acquired m-Qube, Inc. (m-Qube) and inCode Telecom Group, Inc. (inCode) on May 1, 2006 and November 30, 2006, respectively, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006 m-Qube and inCode’s internal control over financial reporting associated with total assets of $316,131,000 and $89,656,000, respectively, and total revenues of $26,985,000 and $5,000,000, respectively, included in the consolidated financial statements of VeriSign, Inc. and subsidiaries as of and for the year ended December 31, 2006. Our audit of internal control over financial reporting of VeriSign, Inc. also excluded an evaluation of the internal control over financial reporting of m-Qube and inCode.

/s/ KPMG LLP

Mountain View, California

November 2, 2007